Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-214197) and S-8 (No. 333-208097) of Nabriva Therapeutics AG of our report dated March 24, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ Alexandra Rester

Austrian Certified Public Accountant

PwC Wirtschaftsprügung GmbH
Erdbergstrasse 200, 1030 Vienna, Austria

March 24, 2017